                                       Filed Pursuant to Rule 424(b)(3)
                                            Registration No. 333-105242

   Pricing Supplement to the Prospectus Supplement No. 343 dated December 10,
                                2003 -- No. 362

[GOLDMAN SACHS LOGO]
                         THE GOLDMAN SACHS GROUP, INC.
                          Medium-Term Notes, Series B
                             ----------------------

                                   $6,000,000

         7.25% Aggregate Mandatory Exchangeable Notes due January 2005
          (Exchangeable for Common Stock of a Basket of Seven Stocks)
                             ----------------------

     This pricing supplement and the accompanying prospectus supplement no. 343, relating to the aggregate mandatory exchangeable notes, should be read together. Because the aggregate mandatory exchangeable notes are part of a series of our debt securities called Medium-Term Notes, Series B, this pricing supplement and the accompanying prospectus supplement no. 343 should also be read with the accompanying prospectus dated May 21, 2003, as supplemented by the accompanying prospectus supplement dated December 9, 2003. Terms used here have the meanings given them in the accompanying prospectus supplement no. 343, unless the context requires otherwise.

     The aggregate mandatory exchangeable notes offered by this pricing supplement, which we call the "offered notes", have the terms described in the accompanying prospectus supplement no. 343, as supplemented or modified by the following:

ISSUER: The Goldman Sachs Group, Inc.

BASKET STOCKS: the common stocks of Alcoa Inc. and Inco Ltd., each having a relative weight on the trade date of 7.5%, the common stocks of Freeport-McMoRan Copper & Gold Inc. and Placer Dome Inc., each having a relative weight on the trade date of 15%, the common stock of Newmont Mining Corp., having a relative weight on the trade date of 30%, the common stock of Alcan Inc., having a relative weight on the trade date of 5% and the common stock of Barrick Gold Corporation, having a relative weight on the trade date of 20%

FACE AMOUNT: each offered note will have a face amount equal to $100; the aggregate face amount for all the offered notes is $6,000,000

ORIGINAL ISSUE PRICE: 100% of the face amount

NET PROCEEDS TO THE ISSUER: 99.9% of the face amount

TRADE DATE: January 16, 2004

SETTLEMENT DATE (ORIGINAL ISSUE DATE): January 26, 2004

STATED MATURITY DATE: January 27, 2005, unless extended for up to six business days

INTEREST RATE (COUPON): 7.25% per year

INTEREST PAYMENT DATES: January 27, April 27, July 27 and October 27, commencing on April 27, 2004

REGULAR RECORD DATES: for the interest payment dates specified above, January 20, April 20, July 20 and October 20, respectively

CUSIP NO.: 38143U598

     Your investment in the notes involves certain risks. In particular, assuming no changes in market conditions or any other relevant factors, the value of your note on the date of this pricing supplement (as determined by reference to pricing models used by Goldman, Sachs & Co.) is significantly less than the original issue price. We encourage you to read "Additional Risk Factors Specific to Your Note" on page S-3 of this pricing supplement and beginning on page S-3 of the accompanying prospectus supplement no. 343 so that you may better understand those risks. The offered notes are not principal-protected and the payment amount is capped.
                             ----------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------
     Goldman Sachs may use this pricing supplement in the initial sale of the offered notes. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this pricing supplement in a market-making transaction in an offered note after its initial sale. UNLESS GOLDMAN SACHS OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PRICING SUPPLEMENT IS BEING USED IN A MARKET-MAKING TRANSACTION.
                              GOLDMAN, SACHS & CO.

                   Pricing Supplement dated January 16, 2004.

PRINCIPAL AMOUNT:                On the stated maturity date, each offered note
                                 will be exchanged for, with respect to each basket stock, a number of shares of that basket stock equal to the exchange rate for that basket stock or, at the option of Goldman
                                 Sachs, for the cash value of that basket stock based on the relevant final basket stock price.

EXCHANGE RATE FOR EACH BASKET
STOCK: If the final basket stock price equals or exceeds the relevant threshold appreciation price, then the exchange rate will equal a number of shares of that basket stock equal to the relevant threshold fraction multiplied by the weighting amount for that basket stock for each offered note outstanding. The face amount for one offered note equals $100. Otherwise, the exchange rate for the relevant basket stock will equal a number of shares of that basket stock equal to the weighting amount for that basket stock for each offered note outstanding. The exchange rate is subject, in certain circumstances, to anti-dilution adjustment as described in the accompanying prospectus supplement no. 343.

                                 Please note that the amount you receive for each $100 of outstanding face amount on the stated maturity date could be substantially less than $100 and will not in any event exceed $120, which represents the sum of the products, with respect to each basket stock, of the relevant threshold appreciation price multiplied by the relevant weighting amount. You could lose your entire investment in the offered notes.

INITIAL BASKET STOCK PRICE:      The initial stock price for each of the basket
                                 stocks is as follows:

                                            1.  Alcoa Inc. ...............................  $34.7871
                                            2.  Freeport-McMoRan Copper & Gold Inc. ......  $36.5200
                                            3.  Newmont Mining Corp. .....................  $43.1799
                                            4.  Placer Dome Inc. .........................  $16.2203
                                            5.  Inco Ltd. ................................  $37.4344
                                            6.  Alcan Inc. ...............................  $44.5614
                                            7.  Barrick Gold Corporation..................  $20.7418

FINAL BASKET STOCK PRICE:        The closing price of one share of the relevant
                                 basket stock on the determination date, subject to anti-dilution adjustment.

THRESHOLD APPRECIATION PRICE:    For each basket stock, the initial basket stock
                                 price times 1.20. The threshold appreciation price for each of the basket stocks is as follows:

                                            1.  Alcoa Inc. ...............................  $41.7445
                                            2.  Freeport-McMoRan Copper & Gold Inc. ......  $43.8240
                                            3.  Newmont Mining Corp. .....................  $51.8159
                                            4.  Placer Dome Inc. .........................  $19.4644
                                            5.  Inco Ltd. ................................  $44.9213
                                            6.  Alcan Inc. ...............................  $53.4737
                                            7.  Barrick Gold Corporation..................  $24.8902

WEIGHTING AMOUNT:                The weighting amount for each of the basket
                                 stocks is as follows:

                                            1.  Alcoa Inc. .................................  0.2156
                                            2.  Freeport-McMoRan Copper & Gold Inc. ........  0.4107
                                            3.  Newmont Mining Corp. .......................  0.6948
                                            4.  Placer Dome Inc. ...........................  0.9248
                                            5.  Inco Ltd. ..................................  0.2004
                                            6.  Alcan Inc. .................................  0.1122
                                            7.  Barrick Gold Corporation....................  0.9642

THRESHOLD FRACTION:              For each basket stock, the threshold
                                 appreciation price divided by the final basket stock price for that basket stock.

NO LISTING:                      The offered notes will not be listed on any
                                 securities exchange or interdealer market quotation system.

ADDITIONAL RISK FACTORS
SPECIFIC TO YOUR NOTE:           Assuming No Changes in Market Conditions Or Any
                                 Other Relevant Factors, the Value of Your Note on the Date of this Pricing Supplement (As
                                 Determined By Reference to Pricing Models Used by Goldman, Sachs & Co.) is Significantly Less
                                 Than the Original Issue Price.

                                 The value or quoted price of your note at any time, however, will reflect many factors and cannot be predicted. If Goldman, Sachs & Co. makes a market in the offered notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, and the quoted price could be higher or lower than the original issue price, and may be higher or lower than the value of your note as determined by reference to pricing models used by Goldman, Sachs & Co.

                                 If at any time a third party dealer quotes a price to purchase your note or otherwise values your note, that price may be significantly different (higher or lower) than any price quoted by Goldman, Sachs & Co. You should read "Additional Risk Factors Specific to Your
                                 Note -- The Market Price of Your Note May be
                                 Influenced by Many Unpredictable Factors" on page S-3 in the accompanying prospectus supplement no. 343.

                                 Furthermore, if you sell your note, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.

                                 There is no assurance that Goldman, Sachs & Co. or any other party will be willing to purchase your note; and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. You should read "Additional Risk Factors Specific to Your Note -- Your Note May Not Have and Active Trading Market" on page S-6 in the accompanying prospectus supplement no. 343.

HYPOTHETICAL PAYMENT AMOUNT:     The tables below show several examples of
                                 hypothetical payment amounts that we would deliver on the stated maturity date in exchange for each $100 of the outstanding face amount of your note, if the final basket stock prices were any of the hypothetical prices shown in the final basket stock price columns. For this purpose, we have assumed that there will be no anti-dilution adjustments to the exchange rates for the basket stocks and no market disruption events.

                                 The prices in the final basket stock price column represent hypothetical closing prices for one share of the relevant basket stock on the determination date. The amounts in the exchange amount at maturity column represent the hypothetical cash value of each basket stock to be exchanged for each outstanding note, based on the hypothetical final basket stock price for that basket stock.

EXAMPLE 1:  ALL BASKET STOCK PRICES INCREASE BY 10%.

                                                      THRESHOLD                                EXCHANGE
                                    INITIAL BASKET   APPRECIATION   WEIGHTING   FINAL BASKET   AMOUNT AT
STOCK                      WEIGHT    STOCK PRICE        PRICE        AMOUNT     STOCK PRICE    MATURITY
-----                      ------   --------------   ------------   ---------   ------------   ---------
Alcoa Inc................   7.50%      34.7871         41.7445       0.2156       $38.2658      $  8.25
Freeport-McMoRan Copper &                                                                       $ 16.50
  Gold Inc...............     15%      36.5200         43.8240       0.4107       $40.1720
Newmont Mining Corp......     30%      43.1799         51.8159       0.6948       $47.4979      $ 33.00
Placer Dome Inc..........     15%      16.2203         19.4644       0.9248       $17.8423      $ 16.50
Inco Ltd.................   7.50%      37.4344         44.9213       0.2004       $41.1778      $  8.25
Alcan Inc................      5%      44.5614         53.4737       0.1122       $49.0175      $  5.50
Barrick Gold                                                                                    $ 22.00
  Corporation............     20%      20.7418         24.8902       0.9642       $22.8160
Exchange amount at maturity for each $100 face amount of note:                                  $110.00

EXAMPLE 2:  ALL BASKET STOCK PRICES INCREASE BY 30%.

                                                      THRESHOLD                                EXCHANGE
                                    INITIAL BASKET   APPRECIATION   WEIGHTING   FINAL BASKET   AMOUNT AT
STOCK                      WEIGHT    STOCK PRICE        PRICE        AMOUNT     STOCK PRICE    MATURITY
-----                      ------   --------------   ------------   ---------   ------------   ---------
Alcoa Inc................   7.50%      34.7871         41.7445       0.2156       $45.2232      $  9.00
Freeport-McMoRan Copper &                                                                       $ 18.00
  Gold Inc...............     15%      36.5200         43.8240       0.4107       $47.4760
Newmont Mining Corp......     30%      43.1799         51.8159       0.6948       $56.1339      $ 36.00
Placer Dome Inc..........     15%      16.2203         19.4644       0.9248       $21.0864      $ 18.00
Inco Ltd.................   7.50%      37.4344         44.9213       0.2004       $48.6647      $  9.00
Alcan Inc................      5%      44.5614         53.4737       0.1122       $57.9298      $  6.00
Barrick Gold                                                                                    $ 24.00
  Corporation............     20%      20.7418         24.8902       0.9642       $26.9643
Exchange amount at maturity for each $100 face amount of note:                                  $120.00

EXAMPLE 3:  ALL BASKET STOCK PRICES DECREASE BY 10%.

                                                      THRESHOLD                                EXCHANGE
                                    INITIAL BASKET   APPRECIATION   WEIGHTING   FINAL BASKET   AMOUNT AT
STOCK                      WEIGHT    STOCK PRICE        PRICE        AMOUNT     STOCK PRICE    MATURITY
-----                      ------   --------------   ------------   ---------   ------------   ---------
Alcoa Inc................   7.50%      34.7871         41.7445       0.2156       $31.3084      $ 6.75
Freeport-McMoRan Copper &                                                                       $13.50
  Gold Inc...............     15%      36.5200         43.8240       0.4107       $32.8680
Newmont Mining Corp......     30%      43.1799         51.8159       0.6948       $38.8619      $27.00
Placer Dome Inc..........     15%      16.2203         19.4644       0.9248       $14.5983      $13.50
Inco Ltd.................   7.50%      37.4344         44.9213       0.2004       $33.6910      $ 6.75
Alcan Inc................      5%      44.5614         53.4737       0.1122       $40.1053      $ 4.50
Barrick Gold                                                                                    $18.00
  Corporation............     20%      20.7418         24.8902       0.9642       $18.6676
Exchange amount at maturity for each $100 face amount of note:                                  $90.00

EXAMPLE 4:  THE BASKET STOCK PRICES OF ALCOA INC., FREEPORT-MCMORAN COPPER &
            GOLD INC., AND NEWMONT MINING CORP. ALL DECREASE BY 10%. PLACER DOME INC.'S FINAL BASKET STOCK PRICE EQUALS THE INITIAL BASKET STOCK PRICE. THE BASKET STOCK PRICES OF INCO LTD., ALCAN INC. AND BARRICK GOLD CORPORATION ALL INCREASE BY 5%.

                                                      THRESHOLD                                EXCHANGE
                                    INITIAL BASKET   APPRECIATION   WEIGHTING   FINAL BASKET   AMOUNT AT
STOCK                      WEIGHT    STOCK PRICE        PRICE        AMOUNT     STOCK PRICE    MATURITY
-----                      ------   --------------   ------------   ---------   ------------   ---------
Alcoa Inc................   7.50%      34.7871         41.7445       0.2156       $31.3084      $ 6.75
Freeport-McMoRan Copper &                                                                       $13.50
  Gold Inc...............     15%      36.5200         43.8240       0.4107       $32.8680
Newmont Mining Corp......     30%      43.1799         51.8159       0.6948       $38.8619      $27.00
Placer Dome Inc..........     15%      16.2203         19.4644       0.9248       $16.2203      $15.00
Inco Ltd.................   7.50%      37.4344         44.9213       0.2004       $39.3061      $ 7.88
Alcan Inc................      5%      44.5614         53.4737       0.1122       $46.7895      $ 5.25
Barrick Gold                                                                                    $21.00
  Corporation............     20%      20.7418         24.8902       0.9642       $21.7789
Exchange amount at maturity for each $100 face amount of note:                                  $96.38

EXAMPLE 5:  THE BASKET STOCK PRICE OF NEWMONT MINING CORP. DECREASES BY 80%. THE
            BASKET STOCK PRICES OF FREEPORT-MCMORAN COPPER & GOLD INC., PLACER DOME INC., INCO LTD AND BARRICK GOLD CORPORATION ALL INCREASE BY 5%. THE BASKET STOCK PRICES OF ALCOA INC. AND ALCAN INC. INCREASE BY 60%.

                                                      THRESHOLD                                EXCHANGE
                                    INITIAL BASKET   APPRECIATION   WEIGHTING   FINAL BASKET   AMOUNT AT
STOCK                      WEIGHT    STOCK PRICE        PRICE        AMOUNT     STOCK PRICE    MATURITY
-----                      ------   --------------   ------------   ---------   ------------   ---------
Alcoa Inc................   7.50%      34.7871         41.7445       0.2156       $55.6594      $ 9.00
Freeport-McMoRan Copper &                                                                       $15.75
  Gold Inc...............     15%        36.52         43.8240       0.4107       $38.3460
Newmont Mining Corp......     30%      43.1799         51.8159       0.6948       $ 8.6360      $ 6.00
Placer Dome Inc..........     15%      16.2203         19.4644       0.9248       $17.0313      $15.75
Inco Ltd.................   7.50%      37.4344         44.9213       0.2004       $39.3061      $ 7.88
Alcan Inc................      5%      44.5614         53.4737       0.1122       $71.2982      $ 6.00
Barrick Gold                                                                                    $21.00
  Corporation............     20%      20.7418         24.8902       0.9642       $21.7789
Exchange amount at maturity for each $100 face amount of note:                                  $81.38

                                 The payment amounts shown above in examples one to five are entirely hypothetical; they are based on market prices for the basket stocks that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your note on the stated maturity date or at any other time, including any time you may wish to sell your note, may bear little relation to the hypothetical exchange amounts shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered notes or on an investment in any of the basket stocks. Please read "Additional Risk Factors Specific to Your Note" and "Hypothetical Payment Amounts on Your Note" in the accompanying prospectus supplement no. 343.

                                 Payments on your note may be economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your note may be economically equivalent to the amounts that would be paid on a combination of an interest bearing bond bought, and an option sold, by the holder (with an implicit option premium paid over time to the holder). The discussion in this paragraph does not modify or affect the terms of the offered notes or the United States income tax treatment of the offered notes as described under "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying prospectus supplement no. 343.

HEDGING: In anticipation of the sale of the offered notes, we and/or our affiliates have entered into hedging transactions involving purchases of all of the basket stocks on the trade date. For a description of how our hedging and other trading activities may affect the value of your note, see "Additional Risk Factors Specific to Your Note -- Our Business Activities May Create Conflicts of Interest Between You and Us" and "Use of Proceeds and Hedging" in the accompanying prospectus supplement no. 343.

DESCRIPTION OF THE BASKET
STOCK ISSUERS:                   According to its publicly available documents,
                                 Alcoa Inc. is a producer of primary aluminum, fabricated aluminum and alumina, and is active in all major aspects of the industry. Alcoa serves the aerospace, automotive, packaging, building and construction, commercial transportation and industrial markets, bringing design, engineering, production and other capabilities of Alcoa's businesses to customers. Information filed with the SEC by Alcoa Inc. under the Exchange Act can be located by referencing its SEC file number:
                                 001-03610.

                                 According to its publicly available documents, Freeport-McMoRan Copper & Gold Inc. explores for, develops, mines and processes ore containing copper, gold and silver in Indonesia, and smelts and refines copper concentrates in Spain and Indonesia. Information filed with the SEC by Freeport-McMoRan Copper & Gold Inc. under the Exchange Act can be located by referencing its SEC file number: 001-11307-01.

                                 According to its publicly available documents, Newmont Mining Corp. engages in the production of gold, the exploration for gold and the acquisition and development of gold properties worldwide. Information filed with the SEC by Newmont Mining Corp. under the Exchange Act can be located by referencing its SEC file number:
                                 001-31240.

                                 According to its publicly available documents, Placer Dome Inc., a Vancouver-based company, operates 18 mines on five continents. Information filed with the SEC by Placer Dome Inc. under the Exchange Act can be located by referencing its SEC file number: 001-09662.

                                 According to its publicly available documents, Inco Ltd. is a leading producer of nickel. Inco Ltd. is also a producer of copper, precious metals and cobalt and produces sulphuric acid and liquid sulphur dioxide as by-products from its processing operations at Sudbury, Ontario. Information filed with the SEC by Inco Ltd. under the Exchange Act can be located by referencing its SEC file number: 001-01143.

                                 According to its publicly available documents, Alcan Inc. is the parent company of an international group involved in many aspects of the aluminum and packaging industries. Information filed with the SEC by Alcan Inc. under the Exchange Act can be located by referencing its SEC file number: 001-03677.

                                 According to its publicly available documents, Barrick Gold Corporation is among the world's largest gold producers in terms of market capitalization, production and reserves. The Company has a portfolio of mines and development projects in the United States, Canada, Australia, Peru, Chile, Argentina and Tanzania. Information filed with the SEC by Barrick Gold Corporation under the Exchange Act can be located by referencing its SEC file number: 001-09059.

HISTORICAL TRADING PRICE
INFORMATION:                     The seven basket stocks are traded on the New
                                 York Stock Exchange, under the symbols "AA",
                                 "FCX", "NEM", "PDG", "N", "AL" and "ABX", respectively. The following tables show the quarterly high, low and closing prices on the New York Stock Exchange for each of the seven basket stocks for the four calendar quarters in each of 2002 and 2003 and for the first calendar quarter in 2004, through January 16, 2004. We obtained the trading price information shown below from Bloomberg Financial Services, without independent verification.

ALCOA INC.

                                                              HIGH      LOW     CLOSE
                                                              ----      ---     -----
2002
  Quarter ended March 31....................................  39.75    33.34    37.74
  Quarter ended June 30.....................................  39.09    30.17    33.15
  Quarter ended September 30................................   33.8    18.35     19.3
  Quarter ended December 31.................................  26.37    17.62    22.78
2003
  Quarter ended March 31....................................  24.75    18.45    19.38
  Quarter ended June 30.....................................  27.19    18.86     25.5
  Quarter ended September 30................................   29.5       24    26.16
  Quarter ended December 31.................................  38.92    26.29       38
2004
  Quarter ending March 31 (through January 16, 2004)........   39.2    34.55    35.04
  Closing price on January 16, 2004.........................                    35.04

FREEPORT-MCMORAN COPPER & GOLD INC.

                                                              HIGH      LOW     CLOSE
                                                              ----      ---     -----
2002
  Quarter ended March 31....................................   17.8    13.06    17.62
  Quarter ended June 30.....................................  20.83     16.6    17.85
  Quarter ended September 30................................   18.5     11.8    13.46
  Quarter ended December 31.................................  16.96     9.95    16.78
2003
  Quarter ended March 31....................................   19.3    16.01    17.05
  Quarter ended June 30.....................................  25.67    16.72     24.5
  Quarter ended September 30................................  34.57    23.45     33.1
  Quarter ended December 31.................................  46.74    32.75    42.13
  2004
  Quarter ending March 31 (through January 16, 2004)........   44.9     35.2    36.05
  Closing price on January 16, 2004.........................                    36.05

NEWMONT MINING CORP.

                                                              HIGH      LOW     CLOSE
                                                              ----      ---     -----
2002
  Quarter ended March 31....................................  28.25    18.52    27.69
  Quarter ended June 30.....................................  32.62    26.14    26.33
  Quarter ended September 30................................  29.94     20.8    27.51
  Quarter ended December 31.................................  30.15    22.57    29.03
2003
  Quarter ended March 31....................................  30.58    24.08    26.15
  Quarter ended June 30.....................................   34.4     24.8    32.46
  Quarter ended September 30................................   42.5    31.01    39.09
  Quarter ended December 31.................................  50.28    37.35    48.61
2004
  Quarter ending March 31 (through January 16, 2004)........   50.2     41.7    43.08
  Closing price on January 16, 2004.........................                    43.08

PLACER DOME INC.

                                                              HIGH      LOW     CLOSE
                                                              ----      ---     -----
2002
  Quarter ended March 31....................................  13.85    10.34    12.25
  Quarter ended June 30.....................................  14.72    11.15    11.21
  Quarter ended September 30................................  11.65     7.91     9.13
  Quarter ended December 31.................................   11.9     7.97     11.5
2003
  Quarter ended March 31....................................  12.08     8.71      9.8
  Quarter ended June 30.....................................   12.7      9.1    12.27
  Quarter ended September 30................................  14.65    11.38    13.75
  Quarter ended December 31.................................  18.71    13.19    17.91
2004
  Quarter ending March 31 (through January 16, 2004)........  19.22    15.83    16.32
  Closing price on January 16, 2004.........................                    16.32

INCO LTD.

                                                              HIGH      LOW     CLOSE
                                                              ----      ---     -----
2002
  Quarter ended March 31....................................  19.99     16.4    19.57
  Quarter ended June 30.....................................  23.75    18.91    22.64
  Quarter ended September 30................................   22.7     15.3    16.06
  Quarter ended December 31.................................  21.99    15.45    21.22
2003
  Quarter ended March 31....................................  23.18     17.9    18.62
  Quarter ended June 30.....................................  21.19    18.15    21.14
  Quarter ended September 30................................  29.09    20.48    27.75
  Quarter ended December 31.................................   40.9    27.83    39.82

                                                              HIGH      LOW     CLOSE
                                                              ----      ---     -----
2004
  Quarter ending March 31 (through January 16, 2004)........  42.09    36.99    37.99
  Closing price on January 16, 2004.........................                    37.99

ALCAN INC.

                                                              HIGH      LOW     CLOSE
                                                              ----      ---     -----
2002
  Quarter ended March 31....................................  41.97     34.1    39.63
  Quarter ended June 30.....................................  40.14    34.87    37.52
  Quarter ended September 30................................  37.78    23.73    24.68
  Quarter ended December 31.................................  32.59    23.15    29.52
2003
  Quarter ended March 31....................................  32.09    26.25     27.9
  Quarter ended June 30.....................................  32.98     27.1    31.29
  Quarter ended September 30................................  39.83    29.68    38.26
  Quarter ended December 31.................................  48.35    38.31    46.95
2004
  Quarter ending March 31 (through January 16, 2004)........  49.32    44.26    45.05
  Closing price on January 16, 2004.........................                    45.05

BARRICK GOLD CORPORATION

                                                              HIGH      LOW     CLOSE
                                                              ----      ---     -----
2002
  Quarter ended March 31....................................   19.5     15.9    18.56
  Quarter ended June 30.....................................  23.49    17.18    18.99
  Quarter ended September 30................................  19.61    13.46    15.55
  Quarter ended December 31.................................  16.74    13.82    15.41
2003
  Quarter ended March 31....................................  17.43    14.11    15.56
  Quarter ended June 30.....................................  18.97    14.61     17.9
  Quarter ended September 30................................  21.13    16.67    18.83
  Quarter ended December 31.................................  23.15    18.35    22.71
2004
  Quarter ending March 31 (through January 16, 2004)........  23.54     20.4    20.82
  Closing price on January 16, 2004.........................                    20.82

                                 As indicated above, the market prices of basket stocks have been highly volatile during recent periods. It is impossible to predict whether the price of any of the basket stocks will rise or fall, and you should not view the historical prices of the basket stocks as an indication of future performance. See "Additional Risk Factors Specific to Your Note -- The Market Price of Your Note May Be Influenced by Many Unpredictable Factors" in the accompanying prospectus supplement no. 343.